UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2005

ICOP DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-27321	84-1493152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11011 King Street, Suite 260 Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 913-338-5550

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 8, 2004, L. Derrick Ashcroft and Noel Koch were appointed to serve as members of the board of directors of ICOP Digital, Inc. (the “Board”). Mr. Ashcroft will also serve as a member and Chairman of the audit committee of the Board.

In connection with their appointment to the Board, effective March 8, 2005 Mr. Ashcroft and Mr. Koch were each granted an option to purchase 7,500 shares of common stock pursuant to the Company’s 2002 Stock Option Plan at a price of $10.00 per share.

Item 8.01 Other Events.

On March 8, 2005, ICOP Digital, Inc. issued two press release entitled “ ICOP Digital Welcomes L. Derrick Ashcroft to the Board” and “ ICOP Digital Welcomes Noel Koch to the Board.” Copies of the press releases are furnished as Exhibit 99.1 and 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release entitled “ICOP Digital Welcomes L. Derrick Ashcroft to the Board,” dated March 8, 2005.

99.2	Press release entitled “ICOP Digital Welcomes Noel Koch to the Board,” dated March 8, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOP DIGITAL, INC.

March 8, 2005	By:	/s/ David C. Owen
	Name:	David C. Owen
	Title:	President and CEO

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